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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference, in the Registration Statements (Form S-8 No. 333-119803, Form S-8 No. 333-163266 and Form S-8 No. 333-178085), pertaining to the New York & Company, Inc. and subsidiaries Amended and Restated 2002 Stock Option Plan and the Amended and Restated 2006 Long-Term Incentive Plan, as amended and restated on June 22, 2011, respectively, of our reports dated April 9, 2012, with respect to the consolidated financial statements and schedule of New York & Company, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of New York & Company, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended January 28, 2012.

                      /s/ Ernst & Young LLP

New York, New York
April 9, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm